UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2019

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36803	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 US North Highway 1, Suite 201, Jupiter, Florida		33477
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 246-6700

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Town Sports International Holdings, Inc. (the “Company”) intends to commence discussions with potential lenders regarding such lenders’ interest in participating in a new senior secured term loan and revolving credit facility (the “New Credit Facility”) for its subsidiary, Town Sports International, LLC (the “Borrower”). The proceeds of the New Credit Facility would be used to refinance (the “Refinancing”) the outstanding indebtedness under the Borrower’s existing senior secured credit facility and for working capital and general corporate purposes. The Company and the Borrower are seeking to complete the Refinancing in the second quarter of 2019 subject to, among other factors, receipt of satisfactory pricing terms and market conditions. There can be no assurance that the Company or the Borrower will be able to enter into the New Credit Facility or consummate the Refinancing nor any assurance as to the size or terms of any potential New Credit Facility or Refinancing.
The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

Dated: April 4, 2019	By:	/s/ Carolyn Spatafora
		Name:	Carolyn Spatafora
		Title:	Chief Financial Officer